UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	March 1, 2017

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to JPMorgan Credit Agreement

Effective March 1, 2017, AmTrust Financial Services, Inc. (the “Company”) entered into Amendment No. 8 (the “Amendment”) to its Credit Agreement dated September 12, 2014, with JPMorgan Chase Bank, N.A., as Administrative Agent, KeyBank National Association and SunTrust Bank, as Co-Syndication Agents, Lloyds Bank PLC and Associated Bank, as Co-Documentation Agents, and the various institutions party thereto as lenders (as amended from time to time, the “Credit Agreement”).

The Amendment expands the restrictive covenant related to unsecured indebtedness to increase the permitted amount of such indebtedness from $200 million to $350 million. In addition, the Amendment revises the definition of Consolidated Total Debt to provide that the aggregate amount of permitted indebtedness incurred by one or more Company subsidiaries as an account party in respect of letters of credit in excess of $250 million that is guaranteed by the Company in reliance on the expanded unsecured indebtedness covenant will be considered Consolidated Total Debt and, therefore, included in the calculation of the Company’s consolidated leverage ratio.

Amendment to Funds at Lloyd's Facility

Effective March 1, 2017, the Company (as Guarantor) and five of its wholly-owned subsidiaries, AmTrust International Insurance, Ltd. (as Account Party), AmTrust Corporate Capital Limited, AmTrust Corporate Member Limited, AmTrust Corporate Member Two Limited and ANV Corporate Name Limited (as Corporate Members) entered into a Second Amendment Agreement (the “FAL Amendment”) to its £515 million credit facility agreement with ING Bank, N.V., London Branch, The Bank of Nova Scotia, London Branch and Bank of Montreal, London Branch (as amended from time to time, the “Lloyd's Agreement”).

The FAL Amendment implements the same changes to the Lloyd's Agreement as the Amendment discussed above.

Certain of the lenders for both facilities and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to the Company, including letters of credit, depository and account processing services, for which the Company has paid and intends to pay customary fees.

The description of the Amendment and the FAL Amendment are qualified in their entirety by reference to the full text of the Amendment and the FAL Amendment, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1
Amendment No. 8, dated March 1, 2017, to the Credit Agreement, dated September 12, 2014, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the various institutions party thereto as lenders.

10.2
Second Amendment Agreement, dated March 1, 2017, related to the £515,000,000 Facility Agreement, dated November 3, 2016, among the Company, AmTrust Corporate Capital Limited, AmTrust Corporate Member Limited, AmTrust Corporate Member Two Limited, ANV Corporate Name Limited, AmTrust International Insurance, Ltd., ING Bank N.V., London Branch, The Bank of Nova Scotia, London Branch and Bank of Montreal, London Branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	March 3, 2017

/s/ Stephen Ungar
Stephen Ungar
Senior Vice President, General Counsel and Secretary